Exhibit 10.17

FORM OF

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), made as of this [Date] (the “Date of Grant”), by and between Presidio, Inc., a Delaware corporation (the “Company”), and the grantee whose name appears on the signature page hereto (the “Participant”). Capitalized terms used herein without definition have the meaning ascribed to such terms in the Presidio, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to afford the Participant the opportunity to acquire ownership of Shares, so that the Participant may have a direct interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the right and option (the right to purchase any one Share hereunder being an “Option”) to purchase from the Company, Shares pursuant to the Tranche A Options (“Tranche A Options”), Tranche B Options (“Tranche B Options”), and Tranche C Options (“Tranche C Options”) at a price per share (the “Option Price”) and in the amounts set forth on the signature page hereto (the “Option Shares”). The Options granted hereunder shall expire 10 years following the Date of Grant (the “Option Term”) unless earlier terminated in accordance with the terms of this Agreement.

2. Vesting and Exercisability.

(a) General. Subject to the terms and conditions set forth herein and in the Plan, the Options granted to the Participant shall become vested and exercisable as follows: (i) Tranche A Options shall vest and become exercisable in equal installments on each of the first five anniversaries of the Date of Grant, (ii) Tranche B Options shall vest and become exercisable at such time or times as the MOIC equals or exceeds [    ], (iii) at such time or times as the MOIC is greater than [    ] and less than [    ], a number of the Tranche C Options shall vest and become exercisable in an amount equal to (A) the product of (I) the total number of Tranche C Options set forth on the signature page hereto multiplied by (II) a fraction (not to exceed one), the numerator of which is (1) the lesser of [    ] and the MOIC at such time, less (2) [    ], and the denominator of which is [    ], less (B) any Tranche C Options that have previously become vested and exercisable, and (iv) any unvested Tranche C Options shall become vested and exercisable at such time as the MOIC equals or exceeds [    ]; provided, in each case, that the Participant is in Service on the date that the applicable MOIC specified herein is achieved.

(b) Change in Control. In the event of a Change in Control, any Tranche A Options that have not previously vested shall become fully vested and exercisable at the time of such Change in Control; provided that the Participant is in Service at the time of the Change in Control. Any Tranche B Options and Tranche C Options that have not vested prior to, or become vested at the time of, a Change in Control shall, unless otherwise cancelled for consideration as of the time of the Change in Control pursuant to Section 10.2 of the Plan, be converted into time-vesting

Options that vest, in equal annual installments on each anniversary of the Change in Control occurring during the remainder of the Option Term, subject to the Participant’s continued Service through each such applicable vesting date, and subject also to earlier vesting in accordance with the continued application of Section 2(a).

(c) Initial Public Offering. In the event of an Initial Public Offering, all Options shall remain outstanding and continue to vest in accordance with their original vesting terms as set forth in Section 2(a) or Section 2(b) of this Agreement, as applicable.

3. Post-Termination Exercisability.

(a) Any Termination. Unvested Options shall be cancelled for no consideration upon a Termination of Service for any reason.

(b) For Cause. Upon a Termination of Service for Cause, all Options shall immediately terminate, including Vested Options.

(c) Vested and Exercisable. To the extent that the Options were vested and exercisable at the time of the Participant’s Termination of Service (including those that vest as a result of such termination), the Options shall remain exercisable during the following post-termination periods:

(i) Death or Disability: Earlier of (A) one year following such termination and (B) the expiration of the Option Term.

(ii) All Other Terminations: Earlier of (A) 90 days following such termination and (B) the expiration of the Option Term.

4. Method of Exercising Option.

(a) Payment of Option Price. Options, to the extent vested, may be exercised, in whole or in part, by giving Notice to the Company. Such Notice shall be accompanied by the payment in full of the aggregate Option Price. Such payment shall be made: (i) in cash or by check, bank draft, or money order payable to the order of the Company, (ii) to the extent permitted by the Committee in its sole discretion, through a cashless exercise whereby the Company reduces the number of Shares issuable upon exercise with a value equal to the aggregate Option Price and withholding obligation, (iii) solely to the extent permitted by applicable law, if the Common Stock is then traded on an established securities exchange or system in the United States, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the aggregate Option Price, or (iv) on such other terms and conditions as the Committee may permit, in its sole discretion.

(b) Tax Withholding. At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state, or local income or other taxes incurred by reason of the exercise of Options granted hereunder. Such payment shall be made: (i) in cash, (ii) to the extent permitted by the Committee in its sole discretion, by having the Company withhold from the delivery of Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering Shares owned by the holder of the Option that meet such requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to satisfy a withholding obligation of the Participant, or (iv) to the extent permitted by the Committee in its sole discretion, by a combination of any such methods. For purposes hereof, Shares shall be valued at Fair Market Value.

5. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less Shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant Shares (in certificated, book-entry, or such other manner determined by the Committee), registered in the Participant’s name.

6. Securityholders Agreement. Notwithstanding anything herein to the contrary, in no event shall Shares be delivered upon exercise of the Options unless and until the Participant executes an Adoption Agreement pursuant to which the Participant shall become bound by the terms and conditions set forth in the Securityholders Agreement, including those terms and conditions applicable to Management Holders (as defined therein), which in all events shall be within 30 days following exercise of the Options.

7. Non-Transferability. Except as otherwise permitted in accordance with Section 11.2 of the Plan, the Options are not transferable by the Participant other than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him or her (or his or her legal representative in the event of incapacity). No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8. Rights as Stockholder. The Participant or a transferee of the Options shall have no rights as stockholder with respect to any Option Shares until he or she shall have become the holder of record of such Shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which stockholders of record are determined, for purposes of paying dividends on Shares, is prior to the date upon which he or she shall become the holder of record thereof.

9. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she shall not exercise the Options, and that the Company shall not be obligated to issue or transfer any Shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such Shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive.

10. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as set forth herein; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

11. Binding Effect. Subject to Section 7 of this Agreement, this Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

13. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

14. Modification of Rights. The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Participant’s rights under this Agreement and the Plan may not be materially impaired without the Participant’s prior written consent.

15. Restrictive Covenants. The grant, vesting, and exercise of Options pursuant to this Agreement shall be subject to the Participant’s continued compliance with the restrictive covenants in Section 10 of the Securityholders Agreement and the restrictive covenants set forth in any individual agreement between the Participant and the Company (or one of its Affiliates).

16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final, binding, and conclusive on the Company and the Participant.

17. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s Service.

18. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations, and agreements with respect thereto.

19. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

20. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

21. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PRESIDIO, INC.

By:
Name:
Title:

PARTICIPANT

[Participant]

	Number of Options	Option Price
Tranche A Options	[ ]	$[ ]
Tranche B Options	[ ]	$[ ]
Tranche C Options	[ ]	$[ ]

[Signature Page to [Participant] Option Agreement]